FIFTH SUPPLEMENTAL INDENTURE
FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated effective as of December 23, 2016, among (i) Segrest, Inc., a Delaware corporation, (ii) Blue Springs Hatchery, Inc., a Delaware corporation, (iii) Segrest Farms, Inc., a Delaware corporation, (iv) Florida Tropical Distributors International, Inc., a Delaware corporation, (v) Sun Pet, Ltd., a Delaware corporation, and (vi) Aquatica Tropicals, Inc., a Delaware corporation (each, a “Subsidiary Guarantor” and together, the “Subsidiary Guarantors”), each a subsidiary of Central Garden & Pet Company, a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as supplemented from time to time, the “Base Indenture”), dated as of March 8, 2010;
WHEREAS, the Company executed the Third Supplemental Indenture, dated as of November 9, 2015 (the “Third Supplemental Indenture” and together with the Base Indenture and the Fourth Supplemental Indenture dated as of March 25, 2016, the “Indenture”) providing for the issuance of 6.125% Senior Notes due 2023 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Subsidiary Guarantors will execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors will unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Third Supplemental Indenture, the Trustee is authorized to execute and deliver this Fifth Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Subsidiary Guarantors hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Third Supplemental Indenture, including but limited to Article 10 thereof.
3.    EXECUTION AND DELIVERY. Each Subsidiary Guarantor agrees that the Guarantee will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

4.    NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or agent of the Subsidiary Guarantors, as such, will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Guarantees, the Indenture or this Fifth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
5.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FIFTH SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.    COUNTERPARTS. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals shall be deemed to be their original signatures for all purposes.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and will not affect the construction hereof.
8.    THE TRUSTEE. The Trustee makes no representation as to and will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or the Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantors and the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
SEGREST, INC.
By: /s/ GEORGE A. YUHAS
Name: George A. Yuhas
Title: Secretary
BLUE SPRINGS HATCHERY, INC.
By: /s/ GEORGE A. YUHAS
Name: George A. Yuhas
Title: Secretary
SEGREST FARMS, INC.
By: /s/ GEORGE A. YUHAS
Name: George A. Yuhas
Title: Secretary
FLORIDA TROPICAL DISTRIBUTORS INTERNATIONAL, INC.
By: /s/ GEORGE A. YUHAS
Name: George A. Yuhas
Title: Secretary
SUN PET, LTD.
By: /s/ GEORGE A. YUHAS
Name: George A. Yuhas
Title: Secretary
AQUATICA TROPICALS, INC.
By: /s/ GEORGE A. YUHAS
Name: George A. Yuhas
Title: Secretary
CENTRAL GARDEN & PET COMPANY
By: /s/ GEORGE A. YUHAS
Name: George A. Yuhas
Title: Secretary

SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE

GUARANTORS:
FOUR PAWS PRODUCTS LTD.
KAYTEE PRODUCTS, INCORPORATED
PENNINGTON SEED, INC.
ALL-GLASS AQUARIUM CO., INC.
T.F.H. PUBLICATIONS, INC.
WELLMARK INTERNATIONAL
GRO TEC, INC.
B2E CORPORATION
B2E BIOTECH LLC
FARNAM COMPANIES, INC.
GULFSTREAM HOME & GARDEN, INC.
NEW ENGLAND POTTERY, LLC
PETS INTERNATIONAL, LTD.
MATSON, LLC
IMS TRADING, LLC
IMS SOUTHERN, LLC
HYDRO-ORGANICS WHOLESALE
By: /s/ GEORGE A. YUHAS
Name: George A. Yuhas
Title: Authorized Officer

SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee
By: /s/ MICHAEL Q. TU
Name: Michael Q. Tu
Title: Assistant Vice President

SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE